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                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 2000 (except for Note 11, as to which the date is July 21, 2000), in the Registration Statement and related Prospectus of Synplicity, Inc. for the registration of shares of its common stock.

                                          /s/ Ernst & Young LLP

Palo Alto, California
July 24, 2000